Exhibit 99.1

Fortress Biotech Reports Third Quarter 2026 Financial Results and Recent Corporate Highlights

Total net revenue increased approximately 9% to $19.2 million for the third quarter of 2026 compared to the third quarter of 2025

Fortress repaid its credit facility in full in September 2026

A subsidiary of Fortress entered into a license agreement for FB-607, which is currently being evaluated in a randomized, double-blind, placebo-controlled Phase 2 study to assess the safety and efficacy in patients with irritable bowel syndrome with diarrhea

Partnered programs continue to advance, with Crystalys Therapeutics closing a $130 million Series B financing, and royalties generated from ZYCUBO® and UNLOXCYT™

Miami, FL – November 13, 2026 – Fortress Biotech, Inc. (Nasdaq: FBIO) (“Fortress”), an innovative biopharmaceutical company focused on acquiring and advancing assets to enhance long-term value for shareholders through product revenue, equity holdings and dividend and royalty income, today announced financial results and recent corporate highlights for the third quarter ended September 30, 2026.

Lindsay A. Rosenwald, M.D., Fortress’ Chairman, President and Chief Executive Officer, said, “The third quarter of 2026 reflected continued execution across our diversified portfolio. In September, we repaid in full our credit facility with Oaktree and we also recently announced the in-licensing of FB-607, a novel combination therapy to treat the symptoms of irritable bowel syndrome with diarrhea (“IBS-D”). FB-607 is currently being studied in a randomized, placebo-controlled, Phase 2 trial for IBS-D and we expect to release top-line data in the second half of 2027. Journey Medical continues to build momentum with Emrosi®, with approximately 40,000 in total prescriptions for the third quarter of 2026, supported by continued improvement in the mix of prescriptions reimbursed by health plans. Additionally, in September, anselamimab (formerly CAEL-101) was approved in Japan for the treatment of systemic kappa light chain amyloidosis. With our growing royalty income from ZYCUBO® and UNLOXCYT™, and multiple potential catalysts across our partnered programs, we believe Fortress is well positioned to continue driving long-term value for our shareholders.”

Recent Corporate Highlights1:

Corporate Updates

●	Fortress Repays Oaktree Credit Facility in Full. In September 2026, Fortress repaid in full the remaining $15.0 million in outstanding principal under its senior secured credit agreement with Oaktree Fund Administration, LLC (the “Oaktree Agreement”). Upon repayment, all indebtedness under the Oaktree Agreement was satisfied and

1 This press release references products being developed or commercialized by Fortress, by Fortress’ private or public subsidiaries (referred to herein as “subsidiaries” or “partner companies”) and by entities with whom one of the foregoing parties has a significant business relationship, such as an exclusive license or an ongoing product-related payment obligation (such entities referred to herein as “partners”). The words “we”, “us” and “our” may refer to Fortress individually, to one or more of our subsidiaries and/or partner companies, or to all such entities as a group, as dictated by context.

paid in full, all liens and other security interests in Fortress’ property securing the facility were released and terminated, and the Oaktree Agreement terminated in accordance with its terms. Fortress originally entered into the $50.0 million credit facility in July 2024. Following the repayment, Fortress has no outstanding debt at the parent level.
●	Fortress Subsidiary Licenses FB-607 for IBS-D. In the third quarter of 2026, a majority-owned and controlled private subsidiary of Fortress entered into an exclusive licensing agreement with Cedars-Sinai to develop FB-607, a novel drug with the potential to improve care for patients with IBS-D. FB-607 is currently being evaluated in a multi-center, randomized, double-blind, placebo-controlled Phase 2 study to assess the safety and efficacy in patients with IBS-D.

Commercial Portfolio Updates

●	Journey Medical Continues to Grow Emrosi®. At the end of March 2025, our partner company Journey Medical Corporation (“Journey Medical”) commercially launched Emrosi® (40mg Minocycline Hydrochloride Modified-Release Capsules, consisting of 10mg immediate release and 30mg extended release pellets), also known as DFD-29, for inflammatory lesions of rosacea. Emrosi® was approved by the FDA in November 2024 and is available by prescription at specialty pharmacy chains. Journey Medical reported that Emrosi® had generated approximately 40,000 prescriptions in the third quarter of 2026. Journey Medical reported net product revenues of $18.9 million for the third quarter of 2026, compared to net product revenues of $17.0 million for the third quarter ended September 30, 2025.
●	Royalties. In the third quarter of 2026, Cyprium Therapeutics, Inc. (“Cyprium”) recognized $0.2 million in royalty revenue on net sales of ZYCUBO®, and Fortress recognized $0.1 million in royalty income (contingent consideration) on net sales of UNLOXCYT™.

Clinical Updates

●	Crystalys Raises $130M Series B. In July 2026, Crystalys Therapeutics (“Crystalys”) announced a $130 million Series B financing to support the late-stage global clinical development and commercialization preparation for dotinurad. Patients continue to be enrolled in Crystalys’ two randomized, double-blind, multicenter global Phase 3 trials, RUBY and TOPAZ, evaluating dotinurad, a next-generation, once daily oral URAT1 inhibitor with potential for best-in-class safety and efficacy for the treatment of gout, as well as its Phase 2 AMETHYST study in difficult-to-treat gout. Our controlled subsidiary Urica is an equity holder of Crystalys and eligible to receive a 3% royalty on future net sales of dotinurad.
●	Anselamimab Receives Approval in Japan. In September 2026, anselamimab (formerly known as CAEL-101) was approved in Japan for the treatment of systemic kappa light chain amyloidosis. Through the sale of Caelum Biosciences, Fortress is eligible to receive commercial milestone payments based on sales and a regulatory milestone payment upon approval by the FDA.
●	Other Portfolio Programs Continue to Advance with Potential Upcoming Data and Trial Initiations. Triplex is currently in multiple ongoing clinical trials for cytomegalovirus (CMV) treatment and prevention in solid organ and stem cell transplants, combination trials with CAR T cell therapies for hematologic malignancies. We are exploring the possibility of initiating a clinical trial evaluating MB-109, a combination CAR T cell therapy and oncolytic virus, in the first quarter of 2027 for patients with IL13Rα2-positive recurrent glioblastoma and high-grade astrocytoma.

Financial Results:

●	As of September 30, 2026, Fortress’ consolidated cash and cash equivalents totaled $152.2 million, compared to $79.4 million as of December 31, 2025, an increase of $72.8 million year-to-date.
●	Fortress’ consolidated cash and cash equivalents totaling $152.2 million as of September 30, 2026 includes $114.1 million attributable to Fortress and the private subsidiaries, $1.5 million attributable to Avenue Therapeutics, $14.3 million attributable to Mustang Bio and $22.3 million attributable to Journey Medical.
o	Fortress’ consolidated cash and cash equivalents totaled $79.4 million as of December 31, 2025, and includes $35.2 million attributable to Fortress and private subsidiaries, $2.9 million attributable to Avenue Therapeutics, $17.3 million attributable to Mustang Bio and $24.1 million attributable to Journey Medical.
●	Fortress’ consolidated net revenue totaled $19.2 million for the third quarter ended September 30, 2026, $18.9 million of which was generated from our marketed dermatology products. This compares to consolidated net revenue totaling $17.6 million for the third quarter of 2025, $17.0 million of which was generated from our marketed dermatology products.
●	Consolidated research and development expenses totaled $1.7 million for the third quarter ended September 30, 2026, compared to $0.2 million for the third quarter ended September 30, 2025.
●	Consolidated selling, general and administrative costs were $17.8 million for the third quarter ended September 30, 2026, compared to $17.4 million for the third quarter ended September 30, 2025.
●	Consolidated net loss attributable to common stockholders was $(7.9) million, or $(0.23) per share basic and diluted, for the third quarter ended September 30, 2026, compared to net income attributable to common stockholders of $3.7 million, or $0.13 per share basic, and $0.11 per share diluted, for the third quarter ended September 30, 2025.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is an innovative biopharmaceutical company focused on acquiring and advancing assets to enhance long-term value for shareholders through product revenue, equity holdings and dividend and royalty income. The company has a portfolio of multiple marketed prescription pharmaceutical products and programs in development at Fortress, at its majority-owned and majority-controlled partners and subsidiaries and at partners and subsidiaries it founded and in which it holds significant minority ownership positions. Fortress’ portfolio is being commercialized and developed for various therapeutic areas including oncology, dermatology, and rare diseases. Fortress’ model is focused on leveraging its significant biopharmaceutical industry expertise and network to further expand and advance the company’s portfolio of product opportunities. Fortress has established partnerships with some of the world’s leading academic research institutions and biopharmaceutical companies to maximize each opportunity to its full potential, including AstraZeneca, City of Hope, Nationwide Children’s Hospital, Columbia University, Dana-Farber Cancer Institute and Sentynl Therapeutics. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology are generally intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include risks relating to: our growth strategy, financing and strategic agreements and relationships; our need for substantial additional funds and uncertainties relating to financings; uncertainty related to the timing and amounts expected to be realized from future milestone, contingent value right, royalty or similar future revenue streams, if at all; our ability to identify, acquire, close and integrate product candidates successfully and on a timely basis; our ability to attract, integrate and retain key personnel; the early stage of product candidates under development; the results of research and development activities; uncertainties relating to preclinical and clinical testing; our ability to obtain regulatory approval for products under development; our ability to successfully commercialize products for which we receive regulatory approval or receive royalties or other distributions from third parties; our ability to secure and maintain third-party manufacturing, marketing and distribution of our and our partner companies’ products and product candidates; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Company Contact:

Jaclyn Jaffe

Fortress Biotech, Inc.

(781) 652-4500

ir@fortressbiotech.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

FORTRESS BIOTECH, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$152,186	$79,381
Accounts receivable, net	47,387	29,783
Inventory	7,772	9,624
Other receivables - related party	54	158
Prepaid expenses and other current assets	2,964	4,895
Total current assets	210,363	123,841

Property and equipment, net	2,320	2,519
Operating lease right-of-use asset, net	11,028	12,302
Restricted cash	1,220	1,220
Equity investments, at fair value	29,452	17,660
Intangible assets, net	24,541	27,605
Other assets	1,291	401
Total assets	$280,215	$185,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$56,628	$47,125
Income taxes payable	5,119	356
Common stock warrant liabilities	—	1
Operating lease liabilities, short-term	2,513	2,127
Partner company notes payable, short-term	7,500	—
Other current liabilities	—	135
Total current liabilities	71,760	49,744

Notes payable, long-term, net	18,077	52,417
Operating lease liabilities, long-term	10,861	12,672
Partner company redeemable perpetual preferred liability	—	7,085
Other long-term liabilities	2,496	1,447
Total liabilities	103,194	123,365

Commitments and contingencies

Stockholders’ equity
Cumulative redeemable perpetual preferred stock, $0.001 par value, 15,000,000 authorized, 5,000,000 designated Series A shares, 3,427,138 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively, liquidation value of $25.00 per share	3	3
Common stock, $0.001 par value, 200,000,000 shares authorized, 33,490,362 and 31,364,094 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	33	31
Additional paid-in-capital	789,953	783,891
Accumulated deficit	(629,992)	(734,052)
Total stockholders' equity attributed to the Company	159,997	49,873

Non-controlling interests	17,024	12,310
Total stockholders' equity	177,021	62,183
Total liabilities and stockholders' equity	$280,215	$185,548

FORTRESS BIOTECH, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Product revenue, net	$18,925	$17,025	$52,685	$45,173
Other revenue	234	606	1,229	2,010
Net revenue	19,159	17,631	53,914	47,183

Operating expenses
Cost of goods - (excluding amortization of acquired intangible assets)	5,884	5,755	18,245	15,484
Amortization of acquired intangible assets	969	1,064	3,064	3,193
Research and development	1,678	208	3,023	12,268
Selling, general and administrative	17,821	17,415	54,519	81,670
Total operating expenses	26,352	24,442	78,851	112,615
Loss from operations	(7,193)	(6,811)	(24,937)	(65,432)

Other income (expense)
Interest income	1,295	736	3,446	1,848
Interest expense and financing fee	(2,498)	(2,742)	(7,342)	(8,065)
Gain on sale of priority review voucher, net of expenses	—	—	158,873	—
Change in fair value of partner company derivative liability	—	—	(7,085)	—
Loss on common stock warrant liabilities	—	(2)	1	(399)
Gain from deconsolidation of subsidiary	104	—	186	27,127
Other income (expense)	(18)	17,672	11,764	17,599
Total other income (expense)	(1,117)	15,664	159,843	38,110
Income (loss) before income tax expense	(8,310)	8,853	134,906	(27,322)

Income tax (benefit) expense	(56)	26	5,395	196
Net income (loss)	(8,254)	8,827	129,511	(27,518)

Attributable to non-controlling interests	2,409	(2,977)	(25,451)	38,270
Net income (loss) attributable to Fortress	$(5,845)	$5,850	$104,060	$10,752

Preferred A dividends cumulated, and Fortress' share of subsidiary deemed dividends	(2,008)	(2,174)	(6,024)	(6,436)
Net income (loss) attributable to common stockholders	$(7,853)	$3,675	$98,036	$4,316

Net income (loss) per common share attributable to common stockholders - basic	$(0.23)	$0.13	$2.94	$0.16
Net income (loss) per common share attributable to common stockholders - diluted	$(0.23)	$0.11	$2.51	$0.14

Weighted average common shares outstanding - basic	33,746,832	27,244,474	33,394,537	27,075,216
Weighted average common shares outstanding - diluted	33,746,832	33,100,961	38,997,513	30,695,996